EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

August 7, 2003

Re: Form 8-K

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K, dated August 6, 2003, of NIMBUS GROUP, INC. (Commission File Number 0-15034) filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Sincerely,

BERKOVITZ, LAGO & COMPANY, LLP